PROSPECTUS SUPPLEMENT                        FILED PURSUANT TO 424(b)(3) and (c)
(TO PROSPECTUS DATED SEPTEMBER 21, 2001)              REGISTRATION No. 333-68556

                             COR THERAPEUTICS, INC.

 $300,000,000 Principal Amount 4.50% Convertible Senior Notes due June 15, 2006 and Shares of Common Stock Issuable upon Conversion of the Notes

                                ________________

  This prospectus supplement should be read in conjunction with the prospectus dated September 21, 2001, which is to be delivered with the prospectus supplement.

  See "Risk Factors" beginning on page 6 of the prospectus to read about factors you should consider before purchasing the notes or our common stock.

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ________________

     The table, including related notes, appearing in the prospectus under the heading "Selling Security Holders" is superceded by the following table, including related notes:

                                                                                                                       Common Stock
                                                         Principal Amount of Notes   Shares of Common                   Owned After
                                                          Beneficially Owned and    Stock Beneficially   Common Stock  Completion of
Name                                                             Offered(1)               Owned(2)          Offered      Offering(3)
--------------------------------------------------------
AIG/National Union Fire Insurance                                  500,000                 12,469            12,469             0
Alexandra Global Investment Fund 1, Ltd.                         3,000,000                252,449(7)         74,816       177,633
Allstate Corporation                                             2,250,000(4)             107,378(5)         56,112        51,266(6)
Alta Partners Holdings, LDC                                      3,010,000                 75,066            75,066             0
American Samoa Government                                          102,000                  2,543             2,543             0
AmerUs Group Pension Plan                                        1,000,000                 24,938            24,938             0
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.         6,500,000                280,524(7)         62,102       118,422
Argent Classic Convertible Arbitrage Fund L.P.                   1,000,000                 54,543(7)         24,938        29,605
Argent LowLev Convertible Arbitrage Fund LLC                       500,000                 12,469            12,469             0
Bank Austria Cayman Island Ltd.                                  5,750,000                143,398           143,398             0
BBT Fund, L.P.                                                   5,000,000                124,694           124,694             0
BP Amoco Plc. Master Trust                                       1,535,000                 38,281            38,281             0
CALAMOS Market Neutral Fund--CALAMOS Investment Trust            4,600,000                114,718           114,718             0
Canyon Capital Arbitrage Master Hedge Fund, Ltd.                 3,000,000                 74,816            74,816             0
Canyon Value Realization Fund (Cayman), Ltd.                     8,000,000                199,511           199,511             0
Chrysler Corporation Master Retirement Trust                     4,695,000                160,016(7)        117,088        42,928
Citicorp Life Insurance Company                                     18,000                    448               448             0
Clinton Multistrategy Master Fund, Ltd.                          5,250,000                129,682           129,682             0
Clinton Riverside Convertible Portfolio Limited                  5,250,000                129,682           129,682             0
Consulting Group Capital Markets Funds                             200,000                  4,987             4,987             0
Convertible Securities Fund                                        150,000                  3,740             3,740             0
Credit Suisse First Boston Corporation (8)                       5,250,000                500,999(7)        130,929       370,070
Delta Air Lines Master Trust (c/o Oaktree Capital
Management, LLC)                                                 1,595,000                 40,665(7)         39,777           888
Delta Pilots D & S Trust (c/o Oaktree Capital                      835,000                 20,823            20,823             0
Management, LLC)
Deutsche Banc Alex Brown Inc.                                   20,750,000                893,887(7)        517,482       376,405
Estate of James Campbell                                           216,000                 10,330(7)          5,386         4,944
Fidelity Financial Trust: Fidelity Convertible                   4,000,000                 99,755            99,755             0
Securities Fund
Franklin and Marshall College                                       95,000                  2,369             2,369             0
Golden Rule Insurance Company                                      300,000                  7,481             7,481             0
Harris Insight Convertible Securities Fund                         600,000                 14,963            14,963             0
Hotel Union & Hotel Industry of Hawaii                             515,000                 12,843            12,843             0

                                       1.

                                                                                                                       Common Stock
                                                          Principal Amount of Notes   Shares of Common                  Owned After
                                                           Beneficially Owned and    Stock Beneficially  Common Stock  Completion of
Name                                                              Offered(1)               Owned(2)         Offered      Offering(3)
---------------------------------------------------------
James Campbell Corporation                                         286,000                 7,132             7,132             0
Jefferies & Company, Inc.                                        1,012,000                25,238            25,238             0
JMG Capital Partners LP                                          5,000,000               376,341(7)        124,694       251,647
JMG Triton Offshore Fd Ltd.                                      5,000,000               139,496(7)        124,694        14,802
KBC Financial Products (Cayman Islands) Limited                 12,500,000               311,736           311,736             0
L.A. Fire and Police Pension Fund                                2,200,000                54,865            54,865             0
Leonardo L.P.                                                   11,000,000               274,327           274,327             0
Lincoln National Global Asset Allocation Fund, Inc.                 40,000                   997               997             0
McMahan Securities Co., L.P                                        950,000                26,918(7)         23,691         3,227
Morgan Stanley & Co                                              5,000,000               124,694           124,694             0
Morgan Stanley Dean Witter Convertible Securities Trust          1,500,000                37,408            37,408             0
Motion Picture Industry Health Plan--Active Member Fund            430,000                14,719(7)         10,723         3,996
Motion Picture Industry Health Plan--Retiree Member Fund           185,000                 6,241(7)          4,613         1,628
Museum of Fine Arts, Boston                                         10,000                   545(7)            249           296
Nations Convertible Securities Fund                              5,850,000               145,892           145,892             0
OCM Convertible Trust                                            2,865,000                97,649(7)         71,449        26,200
Onyx Fund Holdings, Ldc                                          5,700,000               142,151           142,151             0
Parker-Hannifin Corporation                                        160,000                 5,026(7)          3,990         1,036
Partner Reinsurance Company                                        725,000                24,593(7)         18,080         6,513
Penn Treaty Network America Insurance Company                       95,000                 2,369             2,369             0
Primerica Life Insurance Company                                   328,000                 8,179             8,179             0
Putnam Asset Allocation Funds--Balanced Portfolio                  680,000                21,073(7)         16,958         4,115
Putnam Asset Allocation Funds--Conservative Portfolio              530,000                15,851(7)         13,217         2,634
Putnam Convertible Income--Growth Fund                           5,110,000               187,358(7)        127,437        59,921
Putnam Convertible Opportunities and Income Trust                  180,000                 6,235(7)          4,489         1,746
Putnam Variable Trust-Putnam VT Global Asset Allocation
Fund                                                               180,000                 4,489             4,489             0
RCG Latitude Master Fund                                         1,500,000                37,408            37,408             0
RCG Multi Strategy LP                                              250,000                 6,234             6,234             0
Robertson Stephens(9)                                            8,350,000               297,055(7)        208,239        88,816
Sagamore Hill Hub Fund Ltd.                                     10,000,000               249,389           249,389             0
Sage Capital                                                       100,000                72,066(7)          2,493        69,573
Salomon Brothers Asset Management, Inc.                         13,500,000               336,675           336,675             0
Shephard Investments International, Ltd                          4,000,000               378,521(7)         99,755       278,766
Stark International                                              6,000,000               253,252(7)        149,633       103,619
Starvest Combined Portfolio                                        640,000                15,960            15,960             0
State Employees' Retirement Fund of the State of Delaware        1,865,000                63,534(7)         46,511        17,023
State of Connecticut Combined Investment Funds                   3,985,000               135,795(7)         99,381        36,414
The Travelers Indemnity Company                                  1,239,000                30,899            30,899             0
The Travelers Insurance Company--Life                              579,000                14,439            14,439             0
The Travelers Insurance Company--Separate Account TLAC              41,000                 1,022             1,022             0
The Travelers Life and Annuity Company                              45,000                 1,122             1,122             0
The Travelers Series Trust Convertible Bond Portfolio              250,000                 6,234             6,234             0
The Value Realization Fund, L.P.                                 4,000,000                99,755            99,755             0
TQA Master Fund, Ltd.                                            3,950,000               225,071(7)         98,508       126,563
TQA Master Plus Fund, Ltd                                        2,500,000                91,952(7)         62,347        29,605
Tribeca Investment L.L.C                                         1,500,000                37,408            37,408             0
UBS O'Connor LLC, F/B/O UBS Global Equity Arbitrage Master
Ltd.                                                             1,910,000                47,633            47,633             0
Vanguard Convertible Securities Fund, Inc.                       4,820,000               162,244(7)        120,205        42,039
ZCM Asset Holding Company                                          250,000                 9,194(7)          6,234         2,960
Zurich Institutional Benchmarks Master Fund Limited                334,000                 8,329             8,329             0

(1) Consists solely of principal amount of the 4.50% Convertible Senior Notes being offered hereby.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of the 4.50% Convertible Senior Notes.

(3) Unless otherwise noted, represents shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

                                       2.

(4) Consists of $1,800,000 principal amount of the 4.50% Convertible Senior Notes held by Allstate Insurance Company and $450,000 principal amount of the 4.50% Convertible Senior Notes held by Allstate Life Insurance Company.

(5) Consists of 44,890 shares of common stock issuable upon conversion of our 4.50% Convertible Senior Notes held by Allstate Insurance Company; 11,222 shares of common stock issuable upon conversion of our 4.50% Convertible Senior Notes held by Allstate Life Insurance Company; 15,394 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Insurance Company; 2,072 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Life Insurance Company; 20,100 shares of common stock held by Allstate Insurance Company; 1,000 shares of common stock held by Allstate Life Insurance Company; 3,500 shares of common stock held by Agents Pension Plan; 8,300 shares of common stock held by Allstate Retirement Plan; and 900 shares of common stock held by Allstate New Jersey Insurance Company.

(6) Consists of 15,394 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Insurance Company; 2,072 shares of common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes held by Allstate Life Insurance Company; 20,100 shares of common stock held by Allstate Insurance Company; 1,000 shares of common stock held by Allstate Life Insurance Company; 3,500 shares of common stock held by Agents Pension Plan; 8,300 shares of common stock held by Allstate Retirement Plan; and 900 shares of common stock held by Allstate New Jersey Insurance Company.

(7) Includes common stock issuable upon conversion of our 5.00% Convertible Subordinated Notes.

(8) Credit Suisse First Boston Corporation was an initial purchaser of the Notes from us. Credit Suisse First Boston Corporation purchased the notes listed on this table for its own account and not for purposes of distribution.

(9) Robertson Stephens was an initial purchaser of the Notes from us. Robertson Stephens purchased the notes listed on this table for its own account and not for purposes of distribution.


           The date of this Prospectus Supplement is October 19, 2001.

                                       3.